Exhibit 24
POWERS OF ATTORNEY
     The persons whose signatures appear below constitute and appoint (1) the Senior Vice President, General Counsel and Chief Administrative Officer, or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter “the Company”), and (2) the Executive Vice President, DuPont Finance, or any Vice President, DuPont Finance, jointly, his or her true and lawful attorneys-in-fact and agents for him or her and in his or her name, place and stead, in any and all capacities to execute and file, or cause to be filed, with the Securities and Exchange Commission (hereinafter the “Commission”) a Registration Statement on Form S-3 relating to the issuance thereunder of the Company’s debt securities, any and all amendments thereto (including post-effective amendments), and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ C. O. Holliday, Jr.	Chairman of the Board and Chief Executive Officer	May 2, 2008
C. O. Holliday, Jr.

/s/ R. A. Brown	Director	May 2, 2008
R. A. Brown

/s/ R. H. Brown	Director	May 2, 2008
R. H. Brown

/s/ B. P. Collomb	Director	May 2, 2008
B. P. Collomb

/s/ C. J. Crawford	Director	May 2, 2008
C. J. Crawford

/s/ A. M. Cutler	Director	May 2, 2008
A. M. Cutler

/s/ J. T. Dillon	Director	May 2, 2008
J. T. Dillon

/s/ E. I. du Pont, II	Director	May 2, 2008
E. I. du Pont, II

/s/ M. A. Hewson	Director	May 2, 2008
M. A. Hewson

/s/ L. D. Juliber	Director	May 2, 2008
L. D. Juliber

/s/ S. O’Keefe	Director	May 2, 2008
S. O’Keefe

/s/ W. K. Reilly	Director	May 2, 2008
W. K. Reilly